SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


         --------------------------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):          June 26, 2001
                                                     ------------------------

                            Merrill Lynch & Co., Inc.
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

  Delaware                           1-7182                     13-2740599
-----------                      -------------                 ------------
(State or Other                   (Commission                (I.R.S. Employer
Jurisdiction of                   File Number)               Identification No.)
Incorporation)

         4 World Financial Center, New York, New York          10080
-------------------------------------------------------------------------------
        (Address of Principal Executive Offices)             (Zip Code)

Registrant's telephone number, including area code:         (212) 449-1000
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Item 5. Other Events

     In a press release dated June 26, 2001, Merrill Lynch & Co., Inc. said weak market conditions will result in second-quarter 2001 revenues lower than the first-quarter 2001, particularly in equity and debt trading. As a result, earnings for the second quarter are expected to be significantly lower than analysts' current estimates. Earnings per diluted share are expected to be between 52 cents and 57 cents, compared with earnings of 87 cents per diluted share in the first-quarter 2001 which excluded a five-cent gain on the sale of certain energy trading assets as previously disclosed.

     The most significant drivers of results are as follows:

     o Equity-trading revenues will be lower than the first-quarter 2001 due to reduced trading volumes, lower volatility and the impact of decimalization on trading spreads ___ in ___ the ___ Nasdaq ___ market. ___ The ___ secondary ___ equity ___ and equity-derivatives businesses are significant components of Merrill Lynch's business mix and comprised 22% of total net revenues in 2000. In addition, equity-market conditions affect revenues across other Merrill Lynch businesses, including private client and investment management.

     o Debt-trading revenues will also be lower than the first-quarter 2001, which included the gain on the sale of certain energy-trading assets and reflected a particularly favorable interest-rate environment. Merrill Lynch does not derive significant revenues from trading commodities or energy.

     o In investment banking, Merrill Lynch has increased market share in equity and equity-linked origination and maintained a leading position in announced mergers and acquisitions. However, industry volume is substantially lower than last year's record levels.

     o The U.S. private client business is making significant headway in operating results and margin improvement.

     o The firm has continued to reduce expenses across all businesses.

     In April 2001, the company noted that business conditions in the first quarter were difficult and generally became more challenging as the quarter progressed, and if the level of revenues seen in March persisted, it would be difficult to sustain earnings at the first-quarter level.

     Market conditions have weakened further since March, with the past four weeks being the weakest of the quarter. As a result, second-quarter net revenues are expected to be approximately 15% lower than the $6.4 billion reported in the first-quarter 2001. Although the outlook for third-quarter revenues remains weak, the ___ company ___ is making ___ progress ___ on ___ resource ___ allocation ___ and expense-reduction initiatives.

     Merrill Lynch may make or publish forward-looking ___ statements about management's expectations, strategic objectives, business prospects, anticipated financial performance and other similar matters. A variety of factors, many of which are beyond our control, affect the operations, performance, business strategy and results of Merrill Lynch and could cause actual results and experiences to differ materially from the expectations and objectives expressed in these statements. These factors include, but are not limited to, the factors described in the company's 2000 Annual Report on Form 10-K and subsequent reports on Form 8-K and Form 10-Q, which are available at the SEC's website, www.sec.gov. Merrill Lynch undertakes no responsibility to update or revise any forward-looking statements.

     Item 9. Regulation FD Disclosure

     David H. Komansky, chairman and chief executive officer of Merrill Lynch, and Thomas H. Patrick, chief financial officer, hosted a conference call on June 26, 2001 to discuss the press release. A live audio webcast of the conference call was available to the general public at www.ir.ml.com and by telephone. Replay of the webcast will be available at the same web address.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                                    MERRILL LYNCH & CO., INC.
                                                  ----------------------------
                                                          (Registrant)




                                                  By:  /s/ Andrea L. Dulberg
                                                       -----------------------
                                                       Andrea L. Dulberg
                                                       Corporate Secretary



Date:    June 26, 2001